EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

      I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of my report dated July 9, 2003 relating to the financial statements of Perkins Oil Enterprises Inc., J-W Gas Gathering, LLC, Producers Services, Inc., James R Perkins, LLC and Wayne Willhite Energy, LLC, which appear in Amendment No. 2 to the Current Report on Form 8-K/A of Quest Resource Corporation dated June 6, 2003.



/S/ CLYDE BAILEY
--------------------
Clyde Bailey, P.C.

San Antonio, Texas
November 10, 2003